Exhibit 5.2

[Simpson Thacher & Bartlett LLP Letterhead]

December 20, 2016

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

Ladies and Gentlemen:

We have acted as counsel to PPL Corporation, a Pennsylvania corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the sale by the Company of an aggregate of 2,000,000 shares of Common Stock, par value $0.01 per share (the “Shares”), to be acquired from time to time by participants (the “Participants”) under the PPL Employee Stock Ownership Plan (the “Plan”) pursuant to the reinvestment of dividends on shares of Common Stock held in the Plan.

We have examined copies of the Plan, the Registration Statement (including the exhibits thereto) and a form of the share certificate, which has been incorporated by reference as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when all necessary corporate action to authorize and approve the issuance of the Shares has been taken and when such Shares have been sold to Participants in accordance with the provisions of the Plan, any newly-issued Shares to be issued to such Participants will be validly issued, fully paid and nonassessable.

Insofar as the opinion expressed herein relates to or is dependent upon matters governed by the law of the Commonwealth of Pennsylvania, we have relied upon the opinion of Frederick C. Paine, Esq., dated the date hereof, filed as an exhibit to the Registration Statement.

We do not express any opinion herein concerning any law other than the Pennsylvania Business Corporation Law to the extent set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP